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                                                                   EXHIBIT 24.01

         COOPERS & LYBRAND LETTERHEAD





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 7, 1996 on our audits of the consolidated financial statements and financial statement schedules of Roy F. Weston, Inc. and subsidiaries which are included in or incorporated by reference into the Roy F. Weston, Inc. and subsidiaries 1995 Annual Report on Form 10-K, which is incorporated by reference in this Form S-8.



COOPERS & LYBRAND


2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 10, 1996.





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